UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN ETHEREUM TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Franklin Holdings, LLC One Franklin Parkway, San Mateo, CA	94403-1906
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Franklin Ethereum ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	[ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	[ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-277008

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Franklin Ethereum Trust (the “Trust”) listed below to be registered hereunder is set forth in the Trust’s Registration Statement on Form S-1 (Commission File No. 333- 277008), as filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2024, which description is incorporated herein by reference, including all amendments and supplements to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:
Franklin Ethereum ETF	99-6268769

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 10th day of July, 2024.

FRANKLIN ETHEREUM TRUST*

By:	/s/ David Mann
Name:	David Mann
Title:	President and Chief Executive Officer

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of Franklin Holdings LLC, the sponsor of the trust.